Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-181383; No. 333-117054; No. 333-100804 and No. 333-54632) of our report dated April 17, 2018 relating to the consolidated financial statements of MIND C.T.I. Ltd. (the “Company”) appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2017.

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu Limited
Tel Aviv, Israel

April 17, 2018